Exhibit 3.1

CERTIFICATE OF AMENDMENT

OF THE

THIRD AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

ALLOVIR, INC.

AlloVir, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), certifies that:

FIRST: Article I of the Third Amended and Restated Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”) is hereby amended to read in its entirety as follows:

ARTICLE I

The name of the Corporation is Kalaris Therapeutics, Inc.

SECOND: The foregoing amendment to the Certificate of Incorporation was duly adopted in accordance with Section 242 of the Delaware General Corporation Law.

THIRD: This Certificate of Amendment of the Certificate of Incorporation shall be effective on March 18, 2025 at 4:02 p.m. Eastern Standard Time.

[Signature page follows]

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its duly authorized officer on the date set forth below.

ALLOVIR, INC.

By:	/s/ Vikas Sinha
Name: Vikas Sinha
Title: Chief Executive Officer, President and Chief Financial Officer

Date:	March 18, 2025